Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Institutional Trust of our report dated October 16, 2020, relating to the financial statements and financial highlights, which appears in Western Asset Institutional Liquid Reserves, Western Asset Institutional U.S. Treasury Obligations Money Market Fund, Western Asset Institutional U.S. Treasury Reserves, Western Asset Premier Institutional Liquid Reserves and Western Asset Premier Institutional U.S. Treasury Reserves Annual Report on Form N-CSR for the year ended August 31,2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

December 17, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Institutional Trust of our report dated October 20, 2020, relating to the financial statements and financial highlights, which appears in Western Asset Institutional Government Reserves, Western Asset Premier Institutional Government Reserves and Western Asset Select Tax Free Reserves Annual Report on Form N-CSR for the year ended August 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

December 17, 2020